UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012 (August 30, 2012)

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC..

(Exact name of registrant as specified in charter)

Maryland	333-154750	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 30, 2012, Hartman Short Term Income Properties XX, Inc. (the “Company”) entered into a Purchase Agreement with Behringer Harvard Bent Tree LP, relating to the acquisition of the Bent Tree Green Office Building (the Bent Tree Green Property”), a 139,609 square foot office building located in Dallas, Texas for an aggregate purchase price, as amended, of $12,012,500.

The acquisition of the Bent Tree Green Property is subject to certain conditions to closing, including the absence of a material adverse change to the Bent Tree Green Property prior to the acquisition date.

The Bent Tree Green Property will be acquired by Hartman Bent Tree Green LLC, a wholly owned limited liability company subsidiary of the Company.

The material items of the agreements described herein, including amendments thereto, are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Purchase Agreement, dated as of August 30, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc.
10.2	First Amendment to Purchase Agreement, dated as of September 28, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc.
10.3	Assignment of Purchase Agreement, dated as of October 5, 2012, by and between Hartman Short Term Income Properties XX, Inc. and Hartman Bent Tree Green LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: October 9, 2012	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Purchase Agreement, dated as of August 30, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc.
10.2	First Amendment to Purchase Agreement, dated as of September 28, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc.
10.3	Assignment of Purchase Agreement, dated as of October 5, 2012, by and between Hartman Short Term Income Properties XX, Inc. and Hartman Bent Tree Green LLC